UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2017 (January 9, 2017)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Halamish Street

Caesarea Industrial Park

3088900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

Labstyle Innovations Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2017, DarioHealth Corp. (the “Company”) commenced a private placement offering (the “Offering”) of up to $5.1 million of the Company’s securities, consisting of up to 1,821,437 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), at a purchase price of $2.80 per share, and warrants (the “Warrants”) to purchase up to 1,821,437 shares of Common Stock (the “Warrant Shares”) at an exercise price of $3.50 per share (collectively, the “Securities”). The Warrants will be exercisable after the six month anniversary of each respective closing and will expire on the 5 year anniversary of their issuance.

On January 9, 2017, the Company held the initial closing of the Offering with a lead investor and an additional investor and issued and sold 1,113,922 shares of Common Stock and Warrants to purchase 1,113,922 shares of Common Stock. Pursuant to the terms of the securities purchase agreement with such lead investor, the Company granted the lead investor the right to nominate two individuals to the Company’s Board of Directors (the “Board”), and further agreed to permit such Board designees to serve on the Company’s Nominating and Corporate Governance Committee. In addition, the Company granted such lead investor the right, for a two year period, to participate in future securities offerings of the Company.

On January 11, 2017, the Company entered into securities purchase agreements with 18 investors for the future issuance and sale of 707,515 shares of Common Stock and warrants to purchase 707,515 shares of Common Stock, provided that the issuance and sale of such securities shall only occur upon the Company obtaining stockholder approval, pursuant to Nasdaq rules.

The Company has also entered into registration rights agreements (the “Registration Rights Agreement”) with the private placement investors whereby the Company has agreed to file a registration statement for the registration of the Common Stock and Warrant Shares. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to file a registration statement within 60 days of each closing of the Offering.

Proceeds from the Offering will be used for sales and marketing efforts to further penetrate the U.S. market and other markets, working capital and general corporate purposes.

The Securities issued with respect to the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are taking the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities, and pursuant to Regulation S of the Securities Act to non-U.S. investors. The Securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02	Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Cautionary Note Regarding Forward-Looking Statements

This Current Report of the Company contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “plan,” “project,” “potential,” “seek,” “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” are intended to identify forward-looking statements. For example, when the Company describes the closing of the private placement offering and the expected use of proceeds from the Offering, it is using forward-looking statements. Readers are cautioned that certain important factors may affect the Company’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this Current Report. Factors that could cause or contribute to differences between the Company’s actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the results of the Offering) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2017	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
		Name:	Zvi Ben David
		Title:	Chief Financial Officer, Treasurer and
Secretary